                                                               EXHIBIT 10(D)(1)

                        1990 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                                  NORSTAN, INC.

                             As Amended May 29, 1998


     1. Purpose. The purpose of this 1990 Employee Stock Purchase Plan (the "Plan") is to secure to Norstan, Inc. (the "Company"), its Subsidiaries and its shareholders the advantages of the incentive inherent in stock ownership on the part of the employees of the Company and its Subsidiaries and to provide the employees with a proprietary interest in and a greater concern for the welfare of the Company as an incentive to continued service with the Company and its Subsidiaries.

     2. Stock Subject to the Plan. A total of 1,856,000 shares of the common stock, par value $.10 per share ("Common Stock"), of the Company may be issued under this Plan (after giving effect to a two-for-one split of the Company's Common Stock on July 31, 1996), subject to adjustment as provided herein.

     3. Eligibility. Any employee of the Company or its Subsidiaries who has attained the age of 18 and completed one month of employment is eligible to participate in this Plan. For purposes of this Plan, "Subsidiary" means any entity, at least 75% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, presently or in the future, by the Company.

     4. Participation. Any eligible employee may elect to participate in this Plan at any time during the continuance of this Plan by delivering to the Company an authorization for payroll deductions, executed by the participating employee (the "Participant"), in such form as may be prescribed by the Company from time to time.

         An employee's participation in this Plan is entirely voluntary. Each employee shall understand that there are risks involved in stock ownership and that the Company, its Subsidiaries and their officers and directors are making no recommendations to their employees regarding the purchase of shares of the Company, which is a personal decision for each employee.

     5. Employee Contributions. A Participant shall, by completing the form described in paragraph 4 hereof, authorize payroll deductions in an amount specified by the Participant in said form. No payroll deduction shall be less than $10.00 per pay period, nor more, per pay period, than 10% of the gross pay of the Participant. Such authorization form shall be effective only for the calendar year specified therein. Subsequent to the completion of such authorization form, not more than one change in the authorized payroll deduction may be made by the Participant in each such calendar year.

     6. Stock Purchase; Purchase Price. After the end of each calendar quarter, the amounts contributed hereunder by each Participant shall be applied to purchase from the Company authorized but unissued shares of Common Stock, provided that the Participant has been continuously employed by the Company or its Subsidiaries through the end of such calendar quarter.

         The purchase price for the shares purchased hereunder shall be 85% of the low price for the Common Stock reported on NASDAQ on the last business day of such calendar quarter.

     7. Refund of Employee Contributions. At any time prior to the end of a calendar quarter, all amounts contributed hereunder by a Participant by authorized payroll deductions shall be refunded without interest to the Participant at his or her request.

         If a Participant's employment with the Company or its Subsidiaries is terminated for any reason, or upon the death of the Participant, all amounts deducted under this Plan from the Participant's gross pay during the calendar quarter in which such termination or death occurs shall be refunded, without interest, to the Participant.

         If the Board of Directors of the Company suspends or terminates this Plan as hereinafter provided, it shall have the power to cause all amounts deducted hereunder from the Participants' gross pay during the calendar quarter in which such suspension or termination occurs to be refunded, without interest, to the Participants.

     8. Income Tax Consequences. Each Participant shall understand that, under the Internal Revenue Code of 1986, as amended, where stock is transferred by an employer to an employee for an amount less than the fair market value of stock, the employee must include in his or her income the difference between the fair market value and the amount paid by the employee for the stock. In connection with the purchase of shares by a Participant pursuant to this Plan, the Company shall have the right to withhold from the Participant's other compensation, or to require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state or local tax withholding requirements.

     9. Reports. The Company shall provide to each Participant under this Plan a copy of the Company's Annual Report to Shareholders each year during the continuance of this Plan.

     10. Assignment. The interest of a Participant hereunder with respect to any shares is not subject to the claims of creditors, or to assignment or transfer other than by will or the laws of descent and distribution.

     11. Dilution or Other Adjustments; Dividends. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such adjustments with respect to the shares subject to this Plan, or any provision of this Plan, as it deems equitable to prevent dilution or enlargement of the interests of Participants in this Plan.

     12. Merger, Consolidation, Reorganization, Liquidation. If the Company or any of its Subsidiaries shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, liquidation, or similar transaction, the Board of Directors shall have the power to make such arrangements as it deems necessary, which may include termination of this Plan, with respect to the amounts deducted hereunder from the Participants' gross pay, and such arrangements shall be binding upon all persons, including without limitation, the Company, its shareholders, and any Participant in this Plan.

     13. Administration of the Plan. This Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may, from time to time, delegate its administrative or other duties under the Plan to an agent. The Board of Directors shall have full power and authority to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including without limitation, the Company, its shareholders, and any Participant in this Plan. The Board of Directors shall have the power to provide regulations for the administration of this Plan and to make any changes in such regulations as from time to time it deems necessary.

     14. Amendment and Termination. The Board of Directors shall have the right at any time during the continuance of this Plan to amend, modify, supplement, suspend or terminate this Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under this Plan, unless such increase is by reason of any change in capital structure referred to in paragraph 11 hereof or (ii) materially modify the requirements of plan eligibility.

     15. Transition Provisions. After June 30, 1998, the amounts contributed by each Participant under the Plan prior to June 30, 1998 shall be applied to purchase from the Company authorized but unissued shares of Common Stock, provided that the Participant has been continuously employed by the Company or its Subsidiaries through June 30, 1998. The purchase price for the shares purchased shall be 85% of the low price for the Common Stock reported on NASDAQ on June 30, 1998.

     At any time prior to June 30, 1998, all amounts contributed by each Participant under the Plan by authorized payroll deductions shall be refunded without interest to the Participant at his or her request. After June 30, 1998, all purchases shall be governed by this Plan as amended and effective on July 1, 1998.

     16. Securities Laws. The issuance of shares of Common Stock pursuant to this Plan shall be subject to all applicable laws, rules and regulations; and shares shall not be issued hereunder except upon approval of appropriate governmental agencies or stock exchanges as may be required.

     17. Miscellaneous.

         a. A prospectus covering the shares offered under this Plan shall be given to each employee who is eligible to participate herein.

         b. Each employee who becomes a Participant in this Plan shall be deemed to have accepted all the terms and conditions contained in this Plan, and shall be fully bound thereby.

         c. This Plan shall be subject to changes, if any, which may be ordered by the United States Securities and Exchange Commission or the appropriate regulatory authorities in any states in which this Plan is registered or filed.

         d. This Plan shall be construed according to the laws of the State of Minnesota.

     18. Effective Date. This Plan, as amended, was adopted at meetings of Board of Directors on March 12, 1998 and May 29, 1998 and shall be effective on July 1, 1998. The Plan, in its original form, was effective as of June 26, 1989, the date of its adoption by the Board of Directors and subsequently amended on July 14, 1993.

     19. Compliance with Section 16(b). In the case of employees who are or may be subject to Section 16 of the Securities Exchange Act of 1934 (the "Act"), it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision or award shall be deemed void as applicable to employees who are or may be subject to Section 16 of the Act.